UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2005

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2005 the Company entered into a new multi-currency revolving credit agreement (the “Credit Agreement”) among the Company, Wachovia Bank, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and all of the participating banking institutions alphabetically listed below. The Company, from time to time, may borrow, repay and re-borrow up to $400 million under the Credit Agreement until July 31, 2010, at which time the Company’s ability to borrow under the Credit Agreement will terminate. Below is a listing of the respective commitments of the participating banking institutions under the Credit Agreement.

	Banking Institutions	Revolving Credit Commitment
1.	Arvest Bank	$10,000,000
2.	Bank of America, N.A.	$30,000,000
3.	Barclays Bank PLC	$45,000,000
4.	JPMorgan Chase Bank, N.A.	$45,000,000
5.	LaSalle Bank, National Association	$25,000,000
6.	SunTrust Bank	$30,000,000
7.	The Bank of New York	$25,000,000
8.	Toronto Dominion (Texas) LLC	$25,000,000
9.	UMB Bank	$30,000,000
10.	U.S. Bank, National Association	$45,000,000
11.	Wachovia Bank, N.A.	$45,000,000
12.	Wells Fargo Bank, National Association	$45,000,000

		$400,000,000

The Company may elect the type of borrowing under the Credit Agreement. The type of borrowing will determine the rate of interest to be paid on the outstanding principal balance, as follows:

(i)	ABR Borrowing. Under an ABR loan, the Company will pay interest at the Alternate Base Rate (the greater of (a) the prime rate publicly announced by JPMorgan Chase Bank, N.A., or (b) the weighted average rate on overnight Federal funds transactions, plus ½ of 1%);

(ii)	Fixed Rate Borrowing. Under a Fixed Rate loan, the Company will pay interest at (a) the rate published in Moneyline Telerate (for the available currency and interest period chosen for the loan by the Company) equal to the rate published for deposits denominated in the currency with a maturity comparable to such interest period, plus (b) a fixed spread percentage (based upon the S&P and Moody’s ratings of the Company’s senior unsecured debt);

(iii)	Dollar Swingline Loan. Under a Dollar Swingline loan (which can only be made initially by JPMorgan Chase Bank, N.A. for short-term administrative convenience), the Company will pay interest at a rate equal to the weighted average rate on overnight Federal funds transactions, plus 3/4 of 1%);

(iv)	Competitive Loan. Under a Competitive loan, the Company will pay interest at a rate equal to a competitive variable or set rate accepted by the Company.

The Company is required to periodically pay accrued interest on any outstanding principal balance under the Credit Agreement at different time intervals based upon the elected interest rate and the elected interest period. The Company may borrow, repay and re-borrow under the Credit Agreement at any time prior to the maturity date. All of the outstanding principal under the Credit Agreement will be due upon the maturity date. The Company may also terminate or reduce the lending commitments under the Credit Agreement, in whole or in part, upon three business days notice.

The Credit Agreement is unsecured, but contains certain restrictive covenants, including, but not limited to, restrictions on funded debt and short-term debt of the Company, restrictions on the Company’s ability to mortgage and place liens on its property, a requirement that the Company’s total debt to total capital must not exceed 60%, and in the case of secured debt, a requirement that the principal amount of secured debt will not exceed 15% of consolidated total assets. The Credit Agreement provides that if the Company breaches any representation or warranty, does not comply with any covenant, fails to pay principal and interest in a timely manner, or if an Event of Default, as defined in the Credit Agreement, otherwise occurs, then the Credit Agreement will terminate and all outstanding indebtedness under the Credit Agreement shall accelerate.

The Credit Agreement acts as support for the marketability of the Company’s $400 million commercial paper program. However, the Company may borrow under the Credit Agreement independent from the commercial paper program. As of August 8, 2005, the Company had $51.1 million of commercial paper outstanding.

The foregoing is only a summary of certain terms and conditions of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The listed banks and/or their affiliates have provided, from time to time, and may continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and/or to our affiliates, for which we have paid, and intend to pay, customary fees, and, in some cases, out-of-pocket expenses.

Item 1.02	Termination of a Material Definitive Agreement.

On August 5, 2005, in connection with entering into the Credit Agreement, as described above, the Company terminated its Revolving Credit Agreement (5-Year Facility), dated August 23, 2002, as amended August 22, 2003 and August 27, 2004 (the “5-Year Agreements”) with all of the banking institutions alphabetically listed below. All of the 5-Year Agreements were separate but were substantially identical in all material respects. The amount of credit available under the 5-Year Agreements was $342 million, and each of the 5-Year Agreements would have expired July 31, 2009. As of August 5, 2005, there was no outstanding indebtedness under the 5-Year Agreements.

Below is an alphabetical listing of the banks along with their respective revolving credit commitments that were parties to each respective 5-Year Agreement.

	Banking Institutions	Revolving Credit Commitment
1.	Arvest Bank	$15,000,000
2.	Bank of America, N.A.	$22,500,000
3.	Barclays Bank PLC	$22,500,000
4.	JPMorgan Chase Bank, N.A.	$45,000,000
5.	LaSalle Bank, National Association	$22,500,000
6.	SunTrust Bank	$30,000,000
7.	The Bank of New York	$22,500,000
8.	Toronto Dominion (Texas), Inc.	$22,500,000
9.	UMB Bank	$27,000,000
10.	U.S. Bank, National Association	$45,000,000
11.	Wachovia Bank, N.A.	$45,000,000
12.	Wells Fargo Bank, National Association	$22,500,000

		$342,000,000

The Company could have elected the rate of interest to be paid on the outstanding principal balance under each 5-Year Agreement from:

(i)	the Alternate Base Rate (the greater of (a) each respective bank’s corporate base rate, or (b) the weighted average rate on overnight Federal funds transactions, plus ½ of 1%);

(ii)	the LIBO Rate (the (a) rate at which deposits in U.S. Dollars are offered in the London Interbank Eurodollar market for periods equal to the elected Eurodollar interest period, plus (b) a LIBO spread percentage, plus (c) a facility fee rate, and plus (d) an utilization fee rate;

(iii)	the Adjusted CD Rate (the (a) average rate quoted to the bank by three negotiable certificate of deposit dealers of recognized standing in the United States, plus (b) an insurance assessment rate paid by the bank to the FDIC for insuring time deposits, plus (c) a LIBO spread percentage: the sum of (a), (b) and (c) then divided by (d) 1.0 minus the reserve requirement percentage as provided by the Federal Reserve System); or

(iv)	the Money Market Rate (a fixed interest rate mutually agreed upon by the Company and bank for an elected interest period).

The Company was required to periodically pay accrued interest on any outstanding principal balance under each 5-Year Agreement at different time intervals based upon the elected interest rate and the elected interest period. The Company could borrow, repay and re-borrow under any separate 5-Year Agreement at any time prior to the termination date. All of the outstanding principal under the 5-Year Agreements would have been due upon the termination date. The Company had the ability to terminate any 5-Year Agreement upon three business days notice if no principal was outstanding and all amounts owing to the respective bank had been paid.

The 5-Year Agreements were unsecured, but contained certain restrictive covenants, including, but not limited to, restrictions on funded debt and short-term debt of the Company, restrictions on the Company’s ability to mortgage and place liens on its property, a requirement that the Company’s total debt to total capital could not exceed 50%, and in the case of secured debt, a requirement that the principal amount of secured debt could not exceed 15% of consolidated total assets. The 5-Year Agreements provided that if the Company breached any representation or warranty, did not comply with any covenant, failed to pay principal and interest in a timely manner, or if an Event of Default, as defined in the 5-Year Agreements, otherwise occurred, then the 5-Year Agreements would have terminated and all indebtedness under the 5-Year Agreements would have accelerated. At the time of termination, there was no outstanding indebtedness under the 5-Year Agreements and no termination penalties were incurred by the Company as a result of the termination.

The foregoing is only a summary of certain terms and conditions of the 5-Year Agreements and is qualified in its entirety by reference to the 5-Year Agreements, the form of which was filed with the SEC on September 1, 2004 as Exhibit 10.1 to the Company’s Form 8-K.

The listed banks and/or their affiliates have provided, from time to time, and may continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and/or to our affiliates, for which we have paid, and intend to pay, customary fees, and, in some cases, out-of-pocket expenses.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated August 5, 2005 among the Company, Wachovia Bank, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and the participating banking institutions named therein.

10.2	Form of Revolving Credit Agreement (5 Year Facility), dated August 23, 2002; Form of Amendment No. 1 to Revolving Credit Agreement (5 Year Facility), dated August 22, 2003; and Form of Amendment No. 2 to Revolving Credit Agreement (5 Year Facility), dated August 27, 2004, filed September 1, 2004 as Exhibit 10.1 to Form 8-K, all of which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: August 9, 2005	By:	/S/ ERNEST C. JETT
Ernest C. Jett
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Credit Agreement, dated August 5, 2005 among the Company, Wachovia Bank, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as administrative agent, and the participating banking institutions named therein.

10.2	Form of Revolving Credit Agreement (5 Year Facility), dated August 23, 2002; Form of Amendment No. 1 to Revolving Credit Agreement (5 Year Facility), dated August 22, 2003; and Form of Amendment No. 2 to Revolving Credit Agreement (5 Year Facility), dated August 27, 2004, filed September 1, 2004 as Exhibit 10.1 to Form 8-K, all of which are incorporated herein by reference.